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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                       the Securities Exchange Act of 1934

      Date of Report: (Date of earliest event reported): DECEMBER 21, 2001
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                              TPI ENTERPRISES, INC.
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             (Exact name of registrant as specified in its charter)


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      NEW JERSEY                         0-7961                   22-1899681
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  (State or other                   Commission File             (IRS Employer
  jurisdiction of                       Number)              Identification No.)
  of incorporation)
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                    P.O. BOX 382460
                  GERMANTOWN, TENNESSEE                          38183-2460
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          (Address of principal executive offices)               (Zip Code)
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                                 (901) 312-4129
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              (Registrant's telephone number, including area code)




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ITEM 5.  OTHER EVENTS.

         On August 21, 1997, the Company distributed all of its assets and liabilities to a liquidating trust. After reviewing the assets and liabilities of the liquidating trust, the trustees authorized an initial distribution of approximately $4,856,000, or $.235 in cash per share of common stock, which represented substantially all of the assets of the liquidating trust, less a reserve for known or anticipated liabilities. The initial cash distribution was paid on September 12, 1997 to shareholders of record as of the close of business on August 21, 1997.

         Upon satisfaction of all known or anticipated liabilities, the trustees authorized a final distribution of approximately $1,181,351, or $.057168 in cash per share of common stock. The final distribution was paid on December 21, 2001 to shareholders of record as of the close of business on August 21, 1997. The liquidating trust then terminated in accordance with its terms.



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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          TPI ENTERPRISES, INC.


                                          By: TPI Enterprises Liquidating Trust


                                          By: /s/ Frederick W. Burford
                                              ------------------------------
                                              Frederick W. Burford, Trustee

Date:  December 21, 2001